Exhibit 99.1

Power Integrations Reports First-Quarter Financial Results

Revenues increased eight percent sequentially to $71.8 million; cash flow from operations was $21.6 million

Acquisition of CT-Concept completed on May 1

SAN JOSE, Calif.--(BUSINESS WIRE)--May 3, 2012--Power Integrations (Nasdaq:POWI), the leader in high-voltage integrated circuits for energy-efficient power conversion, today announced financial results for the quarter ended March 31, 2012. Net revenues for the first quarter were $71.8 million, up eight percent from the prior quarter and down six percent compared with the first quarter of 2011. Net income was $7.5 million or $0.25 per diluted share, compared with $0.22 per diluted share in the prior quarter and $0.33 per diluted share in the first quarter of 2011. Gross margin for the first quarter was 48.2 percent; operating margin was 12.2 percent.

In addition to its GAAP results, the company provided certain non-GAAP financial measures that exclude stock-based compensation expenses, certain acquisition-related costs and expenses, non-cash interest income, and the tax effects of these items. Non-GAAP net income for the quarter was $10.7 million or $0.36 per diluted share, compared with $0.29 per diluted share in the prior quarter and $0.40 per diluted share in the first quarter of 2011. Non-GAAP gross margin for the first quarter was 48.8 percent; non-GAAP operating margin was 17.3 percent.

Commented Balu Balakrishnan, president and CEO of Power Integrations: “Our first-quarter revenues came in ahead of our projections driven by strong sequential growth in industrial and consumer applications. The improvement in bookings that began in November continued through the first quarter and the month of April, and we expect revenues to grow sequentially again in the second quarter. We also expect further improvement in our non-GAAP gross margin, which expanded by a full percentage point in the first quarter.”

Mr. Balakrishnan continued: “Earlier this week we completed our acquisition of CT-Concept, extending our footprint in high-voltage power conversion to include high-power applications such as industrial motor drives, renewable energy systems, mass transit and automotive. With CT-Concept’s innovative IGBT drivers, we can now bring the same benefits of integration – reliability, efficiency and ease of design – to these high-power systems that we already bring to lower-power applications.”

Additional Highlights

  Cash flow from operations was $21.6 million for the quarter.
  The company paid a dividend of $0.05 per share on March 30, 2012. The next dividend of $0.05 per share will be paid on June 29, 2012 to stockholders of record as of May 31, 2012.
  Power Integrations was issued 23 U.S. patents and 35 non-U.S. patents during the quarter and had a total of 474 U.S. patents and 347 non-U.S. patents as of March 31, 2012.

Financial Outlook

The company issued the following forecast for the second quarter of 2012. The forecast reflects a partial quarter of results from CT-Concept, which Power Integrations acquired on May 1, 2012.

  Second-quarter revenues are expected to be between $78 million and $84 million.
  Non-GAAP gross margin is expected to increase by approximately one percentage point compared with the first quarter (calculated by excluding from GAAP cost of revenues approximately $0.3 million of stock-based compensation, $0.5 million of amortization of acquisition-related intangible assets and $1.5 million of amortization of the write-up of acquired inventory). GAAP gross margin is expected to be approximately 47 percent.
  Non-GAAP operating expenses are expected to be between $24 million and $25 million. (Excludes from GAAP operating expenses approximately $3.5 million of stock-based compensation expenses, $0.5 million of acquisition expenses, and $0.5 million of amortization expense for acquisition-related intangible assets). GAAP operating expenses are expected to be $29 million, plus or minus $0.5 million.

Conference Call Today at 1:45 p.m. Pacific Time

Power Integrations management will hold a conference call today at 1:45 p.m. Pacific time. Members of the investment community can join the call by dialing 1-877-303-9795 from within the United States or 1-631-291-4581 from outside the U.S. The call will be available via a live and archived webcast on the investor section of the company's website, http://investors.powerint.com.

About Power Integrations

Power Integrations, Inc., is a Silicon Valley-based supplier of high-performance electronic components used in high-voltage power-conversion systems. The company’s integrated circuits and diodes enable compact, energy-efficient AC-DC power supplies for a vast range of electronic products including mobile devices, TVs, PCs, appliances, smart utility meters and LED lights. CONCEPT IGBT driver systems enhance the efficiency, reliability and cost of high-power applications such as industrial motor drives, solar and wind energy systems, electric vehicles and high-voltage DC transmission. Since its introduction in 1998, Power Integrations’ EcoSmart® energy-efficiency technology has prevented billions of dollars’ worth of energy waste and millions of tons of carbon emissions. Reflecting the environmental benefits of the company’s products, Power Integrations’ stock is included in the NASDAQ® Clean Edge® Green Energy Index, The Cleantech Index®, and the Ardour Global IndexSM. For more information, including design-support tools and resources, please visit www.powerint.com; visit Power Integrations’ Green Room for a comprehensive guide to energy-efficiency standards around the world.

Note Regarding Use of Non-GAAP Financial Measures

In addition to the company's consolidated financial statements, which are presented according to GAAP, the company provides certain non-GAAP financial information that excludes stock-based compensation expenses recorded under Accounting Standard Codification 718-10, acquisition-related transaction expenses, amortization of acquisition-related intangible assets and the fair-value write-up of acquired inventory, non-cash interest income, and the tax effects of these items. The company uses these non-GAAP measures in its own financial and operational decision-making processes and, with respect to one measure, in setting performance targets for employee-compensation purposes. Further, the company believes that these non-GAAP measures offer an important analytical tool to help investors understand the company’s core operating results and trends, and to facilitate comparability with the operating results of other companies that provide similar non-GAAP measures. These non-GAAP measures have certain limitations as analytical tools and are not meant to be considered in isolation or as a substitute for GAAP financial information. For example, stock-based compensation is an important component of the company’s compensation mix, and will continue to result in significant expenses in the company’s GAAP results for the foreseeable future, but is not reflected in the non-GAAP measures. Also, other companies, including companies in Power Integrations’ industry, may calculate non-GAAP financial measures differently, limiting their usefulness as comparative measures.

Note Regarding Forward-Looking Statements

The statements in this press release relating to the company’s projected second-quarter 2012 financial performance are forward-looking statements reflecting management's current expectations and beliefs. These forward-looking statements are based on current information that is, by its nature, subject to rapid and even abrupt changes. Due to risks and uncertainties associated with the company's business, actual results could differ materially from those projected or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to: changes in global macroeconomic conditions, which may impact the level of demand for the company’s products; potential changes and shifts in customer demand away from end products that utilize the company's integrated circuits to end products that do not incorporate the company's products; the effects of competition, which may cause the company to decrease its selling prices for its products; the outcome and cost of patent litigation, which may affect sales of the company’s products or could result in higher expenses and charges than currently expected; unforeseen costs and expenses; unfavorable fluctuations in component costs resulting from changes in commodity prices and/or the exchange rate between the U.S. dollar and the Japanese yen; and the challenges inherent in integrating and forecasting the performance of acquired businesses. In addition, new product introductions and design wins are subject to the risks and uncertainties that typically accompany development and delivery of complex technologies to the marketplace, including product development delays and defects and market acceptance of the new products. These and other risk factors that may cause actual results to differ are more fully explained under the caption “Risk Factors” in the company's most recent Annual Report on Form 10-K, filed with the Securities and Exchange Commission (SEC) on February 29, 2012. The company is under no obligation (and expressly disclaims any obligation) to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise, except as otherwise required by the rules and regulations of the SEC.

Power Integrations, EcoSmart and the Power Integrations logo are trademarks or registered trademarks of Power Integrations, Inc. All other trademarks are property of their respective owners.

POWER INTEGRATIONS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per-share amounts)

	Three Months Ended
	March 31, 2012	December 31, 2011	March 31, 2011
NET REVENUES	$71,773	$66,730	$76,762

COST OF REVENUES	37,181	35,176	40,339

GROSS PROFIT	34,592	31,554	36,423

OPERATING EXPENSES:
Research and development	10,640	9,732	10,023
Sales and marketing	8,111	8,254	8,220
General and administrative	6,603	5,747	6,475
Amortization of acquisition-related intangible assets	28	28	28
Acquisition expenses	489	-	-
Total operating expenses	25,871	23,761	24,746

INCOME FROM OPERATIONS	8,721	7,793	11,677

Non-cash interest income	157	-	-
Other income, net	458	421	442

INCOME BEFORE PROVISION FOR INCOME TAXES	9,336	8,214	12,119

PROVISION FOR INCOME TAXES	1,875	1,888	2,265

NET INCOME	$7,461	$6,326	$9,854

EARNINGS PER SHARE:
Basic	$0.26	$0.23	$0.34
Diluted	$0.25	$0.22	$0.33

SHARES USED IN PER-SHARE CALCULATION:
Basic	28,227	28,077	28,628
Diluted	29,435	29,171	30,187

SUPPLEMENTAL INFORMATION:

Stock-based compensation expenses included in:
Cost of revenues	$245	$81	$239
Research and development	1,120	920	811
Sales and marketing	747	655	667
General and administrative	919	696	787
Total stock-based compensation expense	$3,031	$2,352	$2,504

Cost of revenues includes:
Amortization of write-up of acquired inventory	$80	$152	$62
Amortization of acquisition-related intangible assets	$85	$85	$85

Operating expenses include:
Patent-litigation expenses	$1,296	$1,446	$1,257

REVENUE MIX BY END MARKET
Communications	27%	28%	32%
Computer	12%	13%	11%
Consumer	40%	39%	37%
Industrial	21%	20%	20%

REVENUE MIX BY PRODUCT FAMILY
TOPSwitch	23%	21%	23%
TinySwitch	33%	34%	35%
LinkSwitch	41%	42%	40%
Other	3%	3%	2%

POWER INTEGRATIONS, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP RESULTS
(in thousands, except per-share amounts)

		Three Months Ended
		March 31, 2012	Dec. 31, 2011	March 31, 2011
	RECONCILIATION OF GROSS PROFIT
	GAAP gross profit	$34,592	$31,554	$36,423
	GAAP gross profit margin	48.2%	47.3%	47.4%

	Stock-based compensation included in cost of revenues	245	81	239
	Amortization of write-up of acquired inventory	80	152	62
	Amortization of acquisition-related intangible assets	85	85	85

	Non-GAAP gross profit	$35,002	$31,872	$36,809
	Non-GAAP gross profit margin	48.8%	47.8%	48.0%

	RECONCILIATION OF OPERATING EXPENSES
	GAAP operating expenses	$25,871	$23,761	$24,746

Less:	Stock-based compensation expense included in operating expenses
	Research and development	1,120	920	811
	Sales and marketing	747	655	667
	General and administrative	919	696	787
	Total	2,786	2,271	2,265

	Acquisition expenses	489	-	-

	Amortization of acquisition-related intangible assets	28	28	28

	Non-GAAP operating expenses	$22,568	$21,462	$22,453

	RECONCILIATION OF INCOME FROM OPERATIONS
	GAAP income from operations	$8,721	$7,793	$11,677
	GAAP operating margin	12.2%	11.7%	15.2%

Add:	Total stock-based compensation	3,031	2,352	2,504
	Amortization of write-up of acquired inventory	80	152	62
	Amortization of acquisition-related intangible assets	113	113	113
	Acquisition expenses	489	-	-

	Non-GAAP income from operations	$12,434	$10,410	$14,356
	Non-GAAP operating margin	17.3%	15.6%	18.7%

	RECONCILIATION OF PROVISION FOR INCOME TAXES
	GAAP provision for income taxes	$1,875	$1,888	$2,265
	GAAP effective tax rate	20.1%	23.0%	18.7%

	Tax effect of adjustments to GAAP results	(304)	(478)	(404)

	Non-GAAP provision for income taxes	$2,179	$2,366	$2,669
	Non-GAAP effective tax rate	16.9%	21.8%	18.0%

	RECONCILIATION OF NET INCOME PER SHARE (DILUTED)
	GAAP net income	$7,461	$6,326	$9,854

	Adjustments to GAAP net income
	Stock-based compensation	3,031	2,352	2,504
	Amortization of write-up of acquired inventory	80	152	62
	Amortization of acquisition-related intangible assets	113	113	113
	Acquisition expenses	489	-	-
	Non-cash interest income	(157)	-	-
	Tax effect of items excluded from non-GAAP results	(304)	(478)	(404)

	Non-GAAP net income	$10,713	$8,465	$12,129

	Average shares outstanding for calculation of adjusted income per share (diluted)	29,435	29,171	30,187

	Non-GAAP net income per share (diluted)	$0.36	$0.29	$0.40

	GAAP income per share (diluted)	$0.25	$0.22	$0.33

POWER INTEGRATIONS, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands)

	March 31, 2012	December 31, 2011
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$147,155	$139,836
Short-term marketable securities	66,855	40,899
Accounts receivable	16,696	9,396
Inventories	42,851	52,010
Deferred tax assets	890	892
Prepaid expenses and other current assets	6,222	7,068
Total current assets	280,669	250,101

MARKETABLE SECURITIES	-	32,041
PROPERTY AND EQUIPMENT, net	89,695	88,241
INTANGIBLE ASSETS, net	8,663	8,852
GOODWILL	14,786	14,786
DEFERRED TAX ASSETS	12,716	12,387
OTHER ASSETS	43,724	26,511
Total assets	$450,253	$432,919

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$15,165	$16,532
Accrued payroll and related expenses	5,279	5,911
Deferred income on sales to distributors	9,373	7,883
Other accrued liabilities	2,661	2,305
Total current liabilities	32,478	32,631

LONG-TERM LIABILITIES
Income taxes payable	35,190	34,368

Total liabilities	67,668	66,999

STOCKHOLDERS' EQUITY:
Common stock	28	28
Additional paid-in capital	168,918	158,646
Accumulated other comprehensive income	398	50
Retained earnings	213,241	207,196
Total stockholders' equity	382,585	365,920
Total liabilities and stockholders' equity	$450,253	$432,919

POWER INTEGRATIONS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended
	March 31, 2012	Dec. 31, 2011	March 31, 2011
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$7,461	$6,326	$9,854
Adjustments to reconcile net income to cash provided by operating activities
Depreciation	3,732	4,035	3,682
Amortization of intangible assets	189	214	243
Gain on sale of property and equipment	(1)	-	-
Stock-based compensation expense	3,031	2,352	2,504
Amortization of premium on marketable securities	309	372	439
Non-cash interest income from SemiSouth note	(157)	-	-
Deferred income taxes	(327)	798	399
Increase (decrease) in accounts receivable allowances	-	13	22
Excess tax benefit from stock options exercised	(198)	(67)	(398)
Tax benefit associated with employee stock plans	782	375	783
Change in operating assets and liabilities:
Accounts receivable	(7,300)	921	(7,622)
Inventories	9,161	(147)	(964)
Prepaid expenses and other assets	1,306	(1,204)	1,435
Accounts payable	1,485	(474)	(2,908)
Taxes payable and other accrued liabilities	604	(1,914)	(525)
Deferred income on sales to distributors	1,490	(2,434)	(1,269)
Net cash provided by operating activities	21,567	9,166	5,675

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(7,471)	(6,994)	(7,248)
Proceeds from sale of property and equipment	2	-	-
Other assets	-	(6)	-
Acquisition	-	-	(6,901)
Increase in financing lease receivables	(383)	(138)	(5,642)
Collections of financing lease receivables	299	111	102
Note from SemiSouth	(18,000)	-	-
Purchases of marketable securities	-	(10,907)	(11,508)
Proceeds from maturities of marketable securities	6,065	11,550	1,300
Net cash used in investing activities	(19,488)	(6,384)	(29,897)

CASH FLOWS FROM FINANCING ACTIVITIES
Net proceeds from issuance of common stock	6,457	3,992	7,288
Repurchase of common stock	-	(14,181)	-
Payments of dividends to stockholders	(1,415)	(1,402)	(1,437)
Excess tax benefit from stock options exercised	198	67	398
Net cash provided by (used in) financing activities	5,240	(11,524)	6,249

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	7,319	(8,742)	(17,973)

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	139,836	148,578	155,667

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$147,155	$139,836	$137,694

CONTACT:
Power Integrations, Inc.
Joe Shiffler, 408-414-8528
jshiffler@powerint.com